Exhibit 99.1 For Immediate Release

Media General, Inc. Announces Fourth Quarter and Full Year 2014 Results

RICHMOND, VA, February 26, 2015 – Media General, Inc. (“Media General” or the “Company”; NYSE: MEG), one of the nation’s largest cross-screen multimedia companies, today reported results for its fourth quarter and full year ended December 31, 2014.

“2014 was an outstanding year,” said President and Chief Executive Officer Vincent L. Sadusky. “Media General completed its $2.6 billion merger with LIN Media and transformed into one of the largest and best-positioned broadcasters with an industry-leading digital business. It is remarkable to think that in just over a year, the company has grown from 18 television stations in 17 markets to 71 television stations in 48 markets. Media General did an excellent job integrating the Young Broadcasting television stations and over-achieving on its synergies.”

Sadusky added: “On a comparative basis, we increased net revenues by 17% in 2014, versus the prior year. Our strong results were primarily driven by political advertising revenues, higher pay-TV subscriber fees and continued growth in digital revenues. Looking ahead, TV is pacing up approximately 2%, excluding political revenues and incremental Olympic revenues. We are excited about the new Media General’s growth prospects, and we are focused on our successful integration, achieving our synergy goals and leveraging our great scale and footprint to advance our strategic content and digital initiatives.”

Explanation of GAAP Results

The Company completed its merger with LIN Media on December 19, 2014. As a result, its fourth quarter and full year 2014 GAAP financial results reflect the operating results of the television stations owned or operated by LIN Media, and its digital operations only for the period from December 19, 2014 through December 31, 2014. They do not include LIN Media’s results from any period prior to December 19, 2014, nor do they reflect the operating results of any acquired stations for the period prior to their acquisition, but do include the results of divested stations prior to their divestiture.

Additionally, on November 12, 2013, Media General and New Young Broadcasting Holding Co., Inc. (“Young”) combined in an all-stock merger transaction. That merger was accounted for as a reverse acquisition. As a result, for financial reporting purposes, Young was treated as the accounting acquirer and, consequently, for the periods prior to November 12, 2013, Media General’s GAAP financial results reflect only the operating results of Young.

For informational purposes, the Company has provided Supplemental Combined Company Financial Information on the Investor Relations page of its website, intended to show the historical financial results of Young, LIN Media and Media General on a combined basis. These combined financial results do not reflect anticipated operating synergies, or the results of the Tampa and Colorado Springs stations, which were acquired in connection with its merger with LIN Media, for the periods prior to their acquisition, but do include the results of stations that were divested in connection with the merger for the periods prior to their divestiture. The Supplemental Combined Company Financial Information does not purport to be indicative of the financial results that would have been achieved had the LIN Media and Young combination transactions occurred as of the beginning of the periods presented, nor is it indicative of the results that may occur in the future. Combined financial results for the fourth-quarter and full year 2014 follow the summary of the Company’s financial results based on GAAP information.

Summary of Results for the Fourth Quarter 2014 based on GAAP Financial Information

•	Net revenues increased 97% to $217 million, compared to $110 million in the prior year.

•	Operating income was $39 million, compared to $10 million in the prior year.

•	Broadcast Cash Flow (BCF) increased 131% to $96 million, compared to BCF of $42 million in the prior year; BCF margin was 45%, compared to 38% in the prior year.

•	Adjusted EBITDA increased 158% to $86 million, compared to Adjusted EBITDA of $33 million in the prior year.

•	The Company recognized pretax gains of $43 million upon the sale of WJAR-TV and WVTM-TV and recognized a gain of approximately $10 million from the sale of KRON-TV’s former studio building.

•	Net earnings per diluted share was $0.29, compared to net loss per diluted share of $0.07 in the prior year.

Summary of Results for the Full Year 2014 based on GAAP Financial Information

•	Net revenues increased 150% to $675 million, compared to $270 million in 2013.

•	Operating income was $115 million, compared to $34 million in 2013.

•	BCF increased 183% to $260 million, compared to BCF of $92 million in 2013; BCF margin was 38%, compared to 34% in 2013.

•	Adjusted EBITDA increased 197% to $228 million, compared to Adjusted EBITDA of $77 million in 2013.

•	Net earnings per diluted share was $0.58 in 2014, compared to net earnings per diluted share of $0.10 a year ago.

•

Total debt outstanding as of December 31, 2014, net of cash, was $2.37 billion, compared to $845 million as of December 31, 2013. Unrestricted cash and cash equivalent balances as of December 31, 2014 were $44 million, compared to $72 million as of December 31, 2013. Additionally, there is $120 million in restricted cash from the sale of WJAR-TV placed with a qualified intermediary for use in a possible acquisition transaction. If a transaction is not consummated by June, this money will be returned to the Company.

Supplemental Combined Company Financial Information for Fourth Quarter and Full Year of 2014

•	Net revenues increased 22% to $412 million in the fourth quarter, compared to the prior year. For the full year, net revenues increased 17% to $1.4 billon, compared to 2013.

•

Local revenues, which include net local advertising revenues, retransmission consent fees and television station website revenues, increased 5% to $237 million in the fourth quarter, compared to the prior year. For the full year, local revenues increased 9% to $899 million, compared to 2013.

•	Net national revenues decreased 6% to $64 million in the fourth quarter, compared to the prior year. For the full year, net national revenues decreased 8% to $233 million, compared to 2013.

•	Net digital revenues increased 34% to $35 million in the fourth quarter, compared to the prior year. For the full year, net digital revenues increased 65% to $125 million, compared to 2013.

•	Net political revenues were $65 million in the fourth quarter and $116 million for the full year.

•

BCF increased 51% to $180 million in the fourth quarter, compared to the prior year. For the full year, BCF increased 31% to $513 million, compared to 2013. BCF margin was 44% in the fourth quarter, compared to 36% in the prior year. For the full year, BCF margin was 36%, compared to 32% in 2013.

•	Adjusted EBITDA increased 64% to $165 million in the fourth quarter, compared to the prior year. For the full year, Adjusted EBITDA increased 35% to $459 million, compared to 2013.

Operational Highlights

•

The Company reached 236 new retransmission consent agreements with multichannel video programming distributors in 2014, representing 11% of total subscribers. In 2015, retransmission consent agreements with multichannel video programming distributors representing approximately 28% of the Company’s subscribers are up for renewal.

•	The Company entered into long-term network affiliation agreements with CBS Corp. and the CW Network.

•

The Company launched its 13th local lifestyle show in Austin, TX, and a new locally produced reality show in Dayton, OH. In addition, the Company’s television stations grew local news share by an average of 5%, compared to the same ratings period in the prior year.’’’[1]

•	The Company reached over 100 million U.S. Unique Visitors or more than 50% of the total U.S. Internet Audience.[2] The Company’s Video Network ranked in the top 15 of comScore’s Video Metrix report.[3]

•

In February 2014, the Company acquired Federated Media, an industry-leading digital content and conversational marketing organization in order to advance its strategy to provide unique cross-screen content, integrated marketing opportunities, and further expand its national, regional and local sales channels.

•

In September 2014, the Company acquired BiteSizeTV’s entertainment programming and first-of-its-kind digital studio, located in Hollywood, CA. The Company is executing on its plans to distribute BiteSizeTV’s original content on all screens.

Key Balance Sheet and Cash Flow Items

The Company's outstanding revolving credit facility balance of $150 million was undrawn as of December 31, 2014. Consolidated net leverage, as defined in the credit agreement governing the senior secured credit facility, was 5.46x as of December 31, 2014. Other components of cash flow in the fourth quarter of 2014 included cash capital expenditures of $18 million.

Business Outlook

On a same station basis, the Company expects that net revenues for the first quarter of 2015 will increase in the range of 1% to 3% (or $2 million to $8 million), as compared to net revenues of $293 million in the first quarter of 2014, primarily as a result of higher pay-TV subscriber fees and digital revenues.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales-related expenses, will increase in the range of 9% to 10% (or $17 million to $19 million) in the first quarter of 2015, as compared to reported expenses of $197 million in the first quarter of 2014.

1Average of Media General’s and LIN Media’s November 2014 Nielsen ratings for Morning, Evening and Late News with Adults 25-54. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

2comScore December 2014 Media Metrix Key Measures; including Media General properties, LIN Media [P], Federated Media Publishing [P], LIN Digital Media [N], Dedicated Media [N] and Federated Media [N].

3comScore November 2014 Video Metrix Key Measures Report.

The Company’s current outlook for revenues, expenses and cash flow items for the first quarter of 2015, excluding special items, are anticipated to be in the following ranges:

$ millions	First Quarter of 2015
Net broadcast revenues	$262 to $266
Net digital revenues	$33 to $35
Total net revenues	$295 to $301
Direct operating and selling, general and administrative expenses	$214 to $216
Station non-cash share-based compensation expense	$0.3
Amortization of program rights	$11 to $12
Cash payments for programming	$12 to $13
Corporate expense	$14 to $15
Corporate non-cash share-based compensation expense	$2.4
Depreciation and amortization of intangibles	$37 to $40
Cash capital expenditures	$5 to $7
Cash interest expense	$28
Principal amortization of term loans and finance lease obligations	$3
Cash taxes	$7.5

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its fourth quarter and full year 2014 results today, February 26, 2015, at 8:30 AM Eastern Time. To participate in the call, please dial 1-888-576-4398 for U.S. callers and 1-719-325-2177 for international callers. The call-in pass code is 1102517. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s website, www.mediageneral.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.mediageneral.com or by dialing 1-888-203-1112 and entering the same pass code as above. The telephone replay will be available through March 12, 2015.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”). Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted (“Adjusted EBITDA”), Free Cash Flow (“FCF”) and the financial measures reflected in the Combined Company Financial Information should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. Moreover, the historical Combined Company Financial Information reflects financial results for historical periods for the businesses of Media General Lin Media and Young, which are currently owned by the Company, that investors, lenders, rating agencies and financial analysts may wish to compare the current financial results of the Company. As a result, these non-GAAP measures can provide certain additional insight about the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its businesses. The Company makes available on its website reconciliations of BCF, Adjusted EBITDA and FCF to its operating income, a GAAP reporting measure and reconciliation of financial measures reflected in the combined financial information to comparable GAAP financial measures. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.mediageneral.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, changes in direct operating, selling, general and administrative expenses; changes in net broadcast, digital, barter and other revenues; changes in direct operating, selling, general and administrative, station and corporate non-cash share-based compensation, amortization of program rights and corporate and other expenses; and cash payments for programming; depreciation and amortization of intangibles; cash capital expenditures; cash interest expense and principal amortization; and cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of the business combinations with LIN Media and Young and the ability to integrate such entities; volatility of advertising revenue; restrictions on the Company’s operations as a result of its indebtedness; the ability to renew retransmission consent agreements; changes in government regulations and the ability to obtain necessary consents; changes in or terminations of network affiliation agreements; competition; changes in audience share or ratings; and the potential influence of certain shareholders, including Standard General L.P. and its affiliates; and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the SEC (which are available on the Investor Relations section of www.mediageneral.com, or at www.sec.gov), which are incorporated in this release by reference. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About Media General

Media General is one of the nation's largest cross-screen, multimedia companies that operates or services 71 television stations in 48 markets along with the industry's leading digital media business. We offer consumers and advertisers premium quality entertainment and information, content and distribution on every screen. Our robust portfolio of broadcast, digital and mobile products informs and engages 23% of U.S. TV households and >50% of the U.S. Internet audience.

Media General has the industry's largest and most diverse digital media business with a growing portfolio that includes LIN Digital, LIN Mobile, Federated Media, HYFN, Dedicated Media and BiteSizeTV. With unmatched local-to-national reach and integrated marketing solutions, Media General is a one-stop-shop for agencies and brands that want to effectively and efficiently reach their target audiences across all screens.

Media General trades on the NYSE under the symbol “MEG”.  For more information, visit www.mediageneral.com.

Media General Contact

Courtney Guertin

Director of Marketing and Communications

401-457-9501

cguertin@mediageneral.com

Media General, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (1)		Year Ended (1)
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Unaudited, in thousands except per share amounts)	2014	2013	2014	2013

Net operating revenue	$216,710	$109,988	$674,963	$269,912

Operating costs:
Operating expenses, excluding depreciation expense	65,802	35,815	221,914	95,214
Selling, general and administrative expenses	47,782	28,259	171,484	71,243
Amortization of program license rights	6,553	3,929	21,630	11,362
Corporate and other expenses	13,229	14,285	33,007	19,016
Depreciation and amortization	18,279	12,156	66,557	25,772
(Gain) loss related to property and equipment, net	(9,832)	431	(8,935)	399
Merger-related and restructuring expenses	36,265	5,456	54,202	13,079
Total operating costs	178,078	100,331	559,859	236,085
Operating income	38,632	9,657	115,104	33,827

Other expense:
Interest expense	(16,272)	(6,544)	(45,704)	(12,687)
Debt modification and extinguishment costs	(3,330)	(4,509)	(3,513)	(4,509)
Gain on sale of stations	42,957	---	42,957	---
Other, net	110	127	129	48
Total other expense	23,465	(10,926)	(6,131)	(17,148)

Income (loss) before income taxes	62,097	(1,269)	108,973	16,679
Income tax expense	(31,757)	(4,980)	(52,453)	(12,325)

Net income (loss)	30,340	(6,249)	56,520	4,354
Net income (loss) attributable to noncontrolling interests (included above)	2,400	(1,092)	3,014	(1,786)
Net income (loss) attributable to Media General (2)	$27,940	$(5,157)	$53,506	$6,140

Earnings (loss) per common share (basic and diluted):
Net earnings (loss) per common share (basic)	$0.29	$(0.07)	$0.59	$0.11
Net earnings (loss) per common share (assuming dilution)	$0.29	$(0.07)	$0.58	$0.10

Weighted-average common shares outstanding:
Basic (3)	94,266	69,757	89,912	53,337
Diluted (3)	95,227	69,757	91,017	64,101

(1) On December 19, 2014, Media General, Inc. acquired LIN Media LLC in a stock and cash transaction with Media General as the acquirer. On November 12, 2013, Media General, Inc. and New Young Broadcasting Holding Co., Inc. (the Former Young Company) were combined in an all-stock merger transaction. The merger was accounted for as a reverse acquisition. For financial reporting purposes only, the Former Young Company is the acquirer and the continuing reporting entity, but has been renamed Media General, Inc. Consequently, the consolidated financial statements of Media General, Inc., the legal acquirer and the continuing public corporation in the transaction, include the operating results for only the Former Young Company for the period January 1, 2013 through November 11, 2013.

(2) The Company has certain stations that it operates through joint sales and shared service agreements and certain digital companies that it does not fully own. In accordance with generally accepted accounting principles, the Company has presented the caption "Net income (loss) attributable to Media General" which excludes the Net income (loss) attributable to noncontrolling interests in these entities which it consoldiates.

(3) For 2013 periods prior to the Young merger, weighted-average common shares outstanding include the Former Young Company's common shares and share equivalents multiplied by the exchange ratio: 730.6171 shares of Media General for each share and share equivalent of the Former Young Company. For the 2014 periods, weighted-average common shares include the share and share equivalents of the combined company.

Media General, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Unaudited, in thousands)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$43,920	$71,618
Trade accounts receivable, net	265,169	110,283
Restricted cash at qualified intermediary	119,903	-
Current deferred tax asset	55,754	7,506
Prepaid expenses and other current assets	39,798	13,889
Total current assets	524,544	203,296

Property and equipment, net	495,379	285,467
Deferred tax asset, long-term	-	42,711
Other assets, net	79,000	35,477
Definite lived intangible assets, net	911,860	239,642
Broadcast licenses	1,123,800	573,300
Goodwill	1,608,191	541,475
Total assets	$4,742,774	$1,921,368

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$36,359	$11,783
Accrued salaries and wages	36,634	14,183
Other accrued expenses and other current liabilities	102,692	42,656
Current installments of long-term debt	11,781	11,217
Current installments of obligation under capital leases	815	153
Total current liabilities	188,281	79,992

Long-term debt	2,400,162	905,783
Deferred tax and other long-term tax liabilities	356,401
Obligations under capital leases, excluding current installments	14,869	1,156
Retirement and postretirement plans	211,264	155,309
Other liabilities	38,168	43,891
Total liabilities	3,209,145	1,186,131

Noncontrolling interests	34,481	(1,744)

Total stockholders' equity attributable to Media General	1,499,148	736,981

Total liabilities, noncontrolling interests and stockholders' equity	$4,742,774	$1,921,368

(1) In December of 2014, the Company sold WJAR in Providence and the proceeds went directly to a third-party intermediary in order to faciliate a like-kind exchange under Section 1031 of the IRS Code, if suitable replacement proprerty were to be acquired. If such a transaction does not occur prior to the end of the second quarter of 2015, the proceeds will revert to the Company.

SUPPLEMENTAL INFORMATION

Media General, Inc.

Broadcast Cash Flow
	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Unaudited, in thousands)	2014	2013	2014	2013

Net income	$30,340	$(6,249)	$56,520	$4,354
Add:
Interest expense	16,272	6,544	45,704	12,687
Debt modification and extinguishment costs	3,330	4,509	3,513	4,509
Gain on sale of stations	(42,957)	---	(42,957)	---
Corporate and other expenses	13,229	14,285	33,007	19,016
Depreciation and amortization	18,279	12,156	66,557	25,772
Income tax expense	31,757	4,980	52,453	12,325
(Gain) loss related to property and equipment, net	(9,832)	431	(8,935)	399
Program license rights, net	(88)	(246)	(215)	(246)
Merger-related and restructuring expenses	36,265	5,456	54,202	13,079
Other, net	(110)	(127)	(129)	(48)

Broadcast cash flow	$96,485	$41,739	$259,720	$91,847

Net operating revenue	$216,710	$109,988	$674,963	$269,912

Broadcast cash flow margin	45%	38%	38%	34%

Adjusted EBITDA
	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Unaudited, in thousands)	2014	2013	2014	2013

Net income	$30,340	$(6,249)	$56,520	$4,354
Interest expense	16,272	6,544	45,704	12,687
Debt modification and extinguishment costs	3,330	4,509	3,513	4,509
Gain on sale of stations	(42,957)	---	(42,957)	---
Depreciation and amortization	18,279	12,156	66,557	25,772
Income tax expense	31,757	4,980	52,453	12,325
(Gain) loss related to property and equipment, net	(9,832)	431	(8,935)	399
Non-cash share-based compensation	2,789	5,561	1,057	5,561
Merger-related and restructuring expenses	36,265	5,456	54,202	13,079
Reversal of Gray liabilities	---	---	---	(1,769)

Adjusted EBITDA	$86,243	$33,388	$228,114	$76,917

After-tax Cash Flow

Net income	$30,340	$(6,249)	$56,520	$4,354
Debt modification and extinguishment costs	3,330	4,509	3,513	4,509
Depreciation and amortization	18,279	12,156	66,557	25,772
Non-cash share-based compensation	2,789	5,561	1,057	5,561
Deferred tax expense	24,362	4,827	44,285	11,584
Reversal of Gray liabilities (1)	---	---	---	(1,769)
After-tax cash flow	$79,100	$20,804	$171,932	$50,011

Free Cash Flow

After-tax cash flow	$79,100	$20,804	$171,932	$50,011
Capital expenditures	17,994	6,915	36,615	15,166
Free cash flow	$61,106	$13,889	$135,317	$34,845

(1) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

 SUPPLEMENTAL INFORMATION

Media General, Inc.

Revenue Categories
	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Unaudited, in thousands)	2014	2013	2014	2013
Local	$132,252	$79,976	$456,159	$196,822
National	35,349	23,304	117,431	58,074
Political	34,902	1,588	65,382	3,515
Digital	6,349	---	6,349	---
Other	7,858	5,120	29,642	11,501
Total net operating revenue	$216,710	$109,988	$674,963	$269,912

Corporate and other expenses

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Unaudited, in thousands)	2014	2013	2014	2013
Corporate (excluding depreciation and amortization)	$4,999	$5,256	$22,027	$10,281
Non-cash share-based compensation	2,789	5,561	1,057	5,561
Legacy benefit costs (1)	6,670	(244)	4,360	(244)
Incentive compensation	(1,093)	3,610	4,396	5,085
Reversal of Gray liabilities (2)	---	---	---	(1,769)
Other operating expenses	(136)	102	1,167	102
Corporate and other expenses	$13,229	$14,285	$33,007	$19,016

(1) Includes impact of the frozen pension and postretirement obligations to former employees including a 2014 $7.7 million curtailment expense from a voluntary buy-out program for terminated vested partiticpants in the retirement plan. Absent that, the Company would have had pension income as expected return on plan assets exceeded interest cost on the main retirement plans.

(2) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

SUPPLEMENTAL COMBINED COMPANY INFORMATION

Media General, Inc.

The supplemental financial information presented below was derived from the historical results of operations of Media General, Inc. and LIN Media LLC. The "As Adjusted" column in each section provides certain financial information for the combined company for the three and twelve months ended December 31, 2014. The purpose of the "Adjustments" column in each section is to include legacy LIN Media revenues and expenses for periods prior to December 19, 2014. No other adjustments have been made to the supplemental financial information. The supplemental information provided does not purport to be indicative of what would have happened had the merger actually occurred as of the beginning of the period presented, nor is it indicative of results which may occur in the future.

Supplemental Combined Company Broadcast Cash Flow

	Three Months Ended Dec. 31, 2014			Year Ended Dec. 31, 2014
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Local	$132,252	$104,984	$237,236	$456,159	$442,701	$898,860
National	35,349	28,785	64,134	117,431	115,571	233,002
Political	34,902	30,357	65,259	65,382	51,058	116,440
Digital	6,349	29,095	35,444	6,349	118,793	125,142
Other	7,858	2,497	10,355	29,642	10,193	39,835
Total net operating revenue	216,710	195,718	412,428	674,963	738,316	1,413,279

Operating costs:
Operating expenses, excluding depreciation expense	65,802	67,046	132,848	221,914	287,996	509,910
Selling, general and administrative expenses	47,782	38,434	86,216	171,484	171,524	343,008
Amortization of program license rights	6,553	6,275	12,828	21,630	26,628	48,258
Corporate and other expenses	13,229	60,173	73,402	33,007	81,578	114,585
Depreciation and amortization	18,279	13,117	31,396	66,557	60,847	127,404
Impairment of goodwill and broadcast licenses	-	-	-	-	60,867	60,867
(Gain) loss related to property and equipment, net	(9,832)	257	(9,575)	(8,935)	399	(8,536)
Merger-related and restructuring expenses	36,265	21,416	57,681	54,202	30,813	85,015
Total operating costs	178,078	206,718	384,796	559,859	720,652	1,280,511
Operating income	$38,632	$(11,000)	$27,632	$115,104	$17,664	$132,768

Operating income	$38,632	$(11,000)	$27,632	$115,104	$17,664	$132,768
Corporate and other expenses	13,229	60,173	73,402	33,007	81,578	114,585
Depreciation and amortization	18,279	13,117	31,396	66,557	60,847	127,404
Impairment of goodwill and broadcast licenses	-	-	-	-	60,867	60,867
(Gain) loss related to property and equipment, net	(9,832)	257	(9,575)	(8,935)	399	(8,536)
Merger-related and restructuring expenses	36,265	21,416	57,681	54,202	30,813	85,015
Program license rights, net	(88)	(35)	(123)	(215)	(126)	(341)
Other	-	78	78	-	1,671	1,671
Broadcast cash flow	$96,485	$84,006	$180,491	$259,720	$253,712	$513,432

Broadcast cash flow margin	45%		44%	38%		36%

Supplemental Combined Company Adjusted EBITDA

	Three Months Ended Dec. 31, 2014			Year Ended Dec. 31, 2014
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Broadcast cash flow	$96,485	$84,006	$180,491	$259,720	$253,712	$513,432
Less:
Cash corporate and other expense	10,440	5,514	15,954	31,950	22,401	54,351
Add:
Other, net	110	-	110	129	-	129
Program license rights, net	88	-	88	215	-	215
Adjusted EBITDA	$86,243	$78,492	$164,735	$228,114	$231,311	$459,425

Adjusted EBITDA margin	40%		40%	34%		33%

Supplemental Combined Company Corporate and Other Expenses

	Three Months Ended Dec. 31, 2014			Year Ended Dec. 31, 2014
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Corporate and other expenses
Corporate (excluding depreciation and amortization)	$4,999	$5,514	$10,513	$22,027	$22,401	$44,428
Non-cash stock compensation	2,789	54,659	57,448	1,057	59,177	60,234
Legacy benefit costs	6,670	-	6,670	4,360	-	4,360
Incentive compensation	(1,093)	-	(1,093)	4,396	-	4,396
Other operating expenses	(136)	-	(136)	1,167	-	1,167
Total corporate and other expenses	$13,229	$60,173	$73,402	$33,007	$81,578	$114,585